UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2008

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On October 21, 2008, Gottschalks Inc. (the "Company") announced that it received a communication from the New York Stock Exchange (the "NYSE") that the Company is in non-compliance with Section 802.01B of the NYSE Listed Company Manual, because over a consecutive 30-day trading period, the Company's average global market capitalization was less than $25 million. As a result, the NYSE plans to suspend trading of Gottschalks' stock prior to the market opening on Monday, October 27, 2008. The Company has informed the exchange it plans to appeal the ruling. Based on the outcome of the appeal process the Company's stock could then be delisted from the exchange. During the appeal process, the Company will take all necessary actions to have its common stock quoted on the OTC Bulletin Board and will consider all available alternatives.

     On October 21, 2008, the Company issued a press release describing the foregoing, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on October 21, 2008 by Gottschalks Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc.

October 22, 2008	By:/s/ J. Gregory Ambro J. Gregory Ambro Executive Vice President 'and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued on October 21, 2008 by Gottschalks Inc. Also provided in PDF format as a courtesy.